UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

AML Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware

000-27252

77-0130894

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Avenida Acaso Camarillo, CA 93012
(Address of principal executive offices)

Registrant’s telephone number, including area code:  805-388-1345

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.                                                     Other Events and Regulation FD Disclosure

Press Release Regarding Execution of Letter of Intent of Acquisition of Microwave Power, Inc.

On March 8, 2004, the Registrant announced it entered into a letter of intent for the acquisition of Microwave Power, Inc. (MPI) in a stock-for-stock transaction.  This acquisition is subject to certain conditions and negotiation of a definitive agreement.  The Registrant will issue approximately 2.1 million shares in exchange for all of the outstanding capital stock of MPI.

The press release describing this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                     Exhibits

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.

/s/ Jacob Inbar
Jacob Inbar,
President & Chief Executive Officer

Dated: March 8, 2004